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                                                                     EXHIBIT 4.3

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                         SECOND SUPPLEMENTAL INDENTURE




                                   __________




                        A I M MANAGEMENT GROUP INC., as
                    successor Company by transfer of assets,

                             A I M ADVISORS, INC.,
                                 as Guarantor,

                                      and

                              FLEET NATIONAL BANK,
                                   as Trustee



                   Dated as of 10:30 a.m., February 28, 1997



                                   __________




         Supplement to Indenture dated as of November 3, 1993, relating to 9% Senior Notes due November 15, 2003, between A I M Management Group Inc., as Issuer, A I M Advisors, Inc., as Guarantor, and Fleet National Bank (formerly known as Shawmut Bank Connecticut, National Association), as Trustee, as supplemented by a First Supplemental Indenture dated as of 9:30 a.m., February 28, 1997, relating to 9% Senior Notes due November 15, 2003 between AVZ Inc., successor Company by merger, A I M Advisors, Inc., as Guarantor, and Fleet National Bank, as Trustee.

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         SECOND SUPPLEMENTAL INDENTURE dated as of 10:30 a.m. Eastern Standard
Time, February 28, 1997, between A I M MANAGEMENT GROUP INC. (formerly known as A I M Management Group Acquisition Corp.), a Delaware corporation (the "Company"), A I M ADVISORS, INC., a Delaware corporation (the "Guarantor"), and FLEET NATIONAL BANK (formerly known as Shawmut Bank Connecticut, National Association), as Trustee under the Indenture hereinafter mentioned (in such capacity, the "Trustee").

         WHEREAS, A I M Management Group Inc., a Delaware corporation ("Old AIM"), heretofore executed and delivered to the Trustee an Indenture dated as of November 3, 1993, as supplemented by a First Supplemental Indenture dated as of 9:30 a.m., February 28, 1997 (the "Indenture"), providing for the creation of Old AIM's 9% Senior Notes, due November 15, 2003 (the "Securities"); and

         WHEREAS, there have been issued and are now outstanding under the Indenture, Securities in the aggregate principal amount of $97,250,000; and

         WHEREAS, in connection with the merger (the "Merger") of Old AIM into AVZ Inc., a Delaware corporation ("AVZ"), pursuant to an Agreement and Plan of Merger, dated as of November 4, 1996, as subsequently amended, by and among Old AIM, INVESCO PLC, a company organized under the laws of England, and INVESCO Group Services, Inc., a Delaware corporation, Old AIM has been merged into AVZ and in connection therewith AVZ assumed, by operation of law, all of Old AIM's debts, liabilities, duties and obligations, including Old AIM's obligations under the Securities and the Indenture, and executed the First Supplemental Indenture; and

         WHEREAS, following the Merger, AVZ contributed all of Old AIM's assets and debts, liabilities, duties and obligations which had been assumed by AVZ, including obligations under the Securities and the Indenture, to the Company, and the Company accepted such assets and assumed all such debts, liabilities, duties and obligations, including obligations under the Securities and the Indenture, which transfer and assumption is contemplated by Section 801 of the Indenture, provided this Second Supplemental Indenture is executed and delivered; and

         WHEREAS, the Company desires in and by this Second Supplemental Indenture, pursuant to and as contemplated by Sections 801 and 901 of the Indenture, to expressly assume the covenants, agreements and undertakings of AVZ in the Indenture and in the Securities; and

         WHEREAS, Section 802 of the Indenture provides that upon such assumption, the predecessor, being AVZ, shall be released from all the obligations under the Securities and the Indenture; and




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         WHEREAS, the Company, as an indirect wholly owned subsidiary of
INVESCO PLC, a public company, will not have any Independent Directors, all Independent Directors being directors of INVESCO PLC; and

         WHEREAS, Section 1010 of the Indenture requires that certain transactions with Affiliates be approved by a majority of the Independent Directors of the Board of Directors of the Company; and

         WHEREAS, Section 901 of the Indenture provides that supplemental indentures may be executed without the consent of any Holders, at any time and from time to time for among other purposes: to evidence the succession of another Person to the Company; to add to the covenants of the Company for the benefit of the Holders; to cure any ambiguity or to correct or supplement any provision of the Indenture which may be defective or inconsistent with any other provision of the Indenture; or to clarify or make any other provisions with respect to matters or questions arising under the Indenture provided that such clarification or provision thus made shall not adversely affect the interest of the Holders; and

         WHEREAS, the Company desires and has requested the Trustee to join with it in entering into this Second Supplemental Indenture for the purpose of amending Section 1010 of the Indenture to provide for approval of Affiliate transactions by the Independent Directors of the Board of Directors of the Person controlling the Company that has Independent Directors; and

         WHEREAS, the execution and delivery of this Second Supplemental Indenture has been authorized by a resolution of the Board of Directors of the Company and the Guarantor; and

         WHEREAS, all conditions and requirements necessary to make this Second Supplemental Indenture a valid and binding instrument in accordance with its terms have been performed and fulfilled and the execution and delivery hereof have been in all respects duly authorized;

         NOW, THEREFORE, in consideration of the above premises, each party agrees, for the benefit of the other and for the equal and ratable benefit of the Holders of the Securities as follows:


                                   ARTICLE 1

                      ASSUMPTION OF OBLIGATIONS OF INVESCO

         SECTION 1.01. Assumption. The Company hereby expressly assumes the due and punctual payment of the principal and premium and interest on all of the Securities and the performance and observance of each and every covenant and condition of AVZ in the Indenture as if the Company had been the original maker of the Securities, and also hereby expressly



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assumes each and every covenant and condition of AVZ in each Security outstanding on the date of this Second Supplemental Indenture.


                                   ARTICLE 2

                            CONSENT OF AIM ADVISORS

         SECTION 2.01. Consent. The Guarantor hereby confirms that its Subsidiary Guarantee shall apply to the Company's obligations under the Indenture, as amended by this Second Supplemental Indenture, and under the Securities.


                                   ARTICLE 3

                                 RELEASE OF AVZ

         SECTION 3.01. Release. Pursuant to Section 802 of the Indenture, AVZ is hereby released from the obligations under the Securities and the Indenture.

                                   ARTICLE 4

                           AMENDMENT TO SECTION 1010

         SECTION 4.01. Section 1010 of the Indenture is amended to read in its entirety as follows:

                          The Company will not, and will not permit any
                 Subsidiary to, directly or indirectly, enter into or suffer to exist any transaction or series of related transactions (including, without limitation, the sale, purchase, exchange or lease of assets, property or services) with any Affiliate of the Company (other than the Company or a Wholly Owned Subsidiary) unless (i) such transaction or series of related transactions is on terms that are no less favorable to the Company or such Subsidiary, as the case may be, than would be available in a comparable transaction in arm's-length dealings with an unrelated third party and (ii) with respect to any one transaction or series of related transactions involving aggregate payments in excess of $1 million, the Company delivers an officers' certificate to the Trustee certifying that such transaction or series of related transactions complies with clause (i) above and such transaction or series of related transactions has received the approval of a majority





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                 of the Independent Directors of the Board of Directors of the
                 Company, or in the event the Company does not have Independent Directors, of the Person controlling the Company that has directors who are independent within the meaning of the term "Independent Directors" if applied to such Person; provided that such provision shall not apply to (A) any transaction arising out of any agreement existing on the date of this Indenture and set forth on Schedule II to this Indenture; (B) transactions between the Company or any Subsidiary and any Fund; (C) loans and advances (or guarantees in respect thereof and payments thereunder) made to officers or employees of the Company or any Subsidiary related to the Company's or such Subsidiary's business, in an amount not to exceed $500,000 in any year; and (D) any transaction permitted under paragraph
                 (b) of Section 1009.

                                   ARTICLE 5

                               TRUSTEE DISCLAIMER

         SECTION 5.01. Trustee Disclaimer. The Trustee has accepted the amendment of the Indenture effected by this Second Supplemental Indenture and agrees to execute the trust created by the Indenture as hereby amended, but only upon the terms and conditions set forth in the Indenture, including the terms and provisions defining and limiting the liabilities and responsibilities of the Trustee, and without limiting the generality of the foregoing, the Trustee shall not be responsible in any manner whatsoever for or with respect to any of the recitals or statements contained herein, all of which recitals or statements are made solely by the Company and the Guarantor, or for or with respect to (a) the validity or sufficiency of this Second Supplemental Indenture or any of the terms or provisions hereof, (b) the proper authorization hereof by the Company and the Guarantor by corporate action or otherwise, (c) the due execution hereof by the Company and the Guarantor, and
(d) the consequences (direct or indirect and whether deliberate or inadvertent) of any amendment herein provided for, and the Trustee makes no representation with respect to any such matters.

                                   ARTICLE 6

                            MISCELLANEOUS PROVISIONS

         SECTION 6.01. Terms Defined. For all purposes of this Second Supplemental Indenture, except as otherwise defined or unless the context otherwise requires, terms used in capitalized form in this Second Supplemental Indenture and defined in the Indenture have the meanings specified in the Indenture.





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         SECTION 6.02.  Indenture.  Except as amended hereby, the Indenture and the Securities are in all respects ratified and confirmed and all terms thereof shall remain in full force and effect. This Second Supplemental Indenture is an indenture supplemental to and in implementation of the Indenture, and said Indenture and this Second Supplemental Indenture shall henceforth be read together.

         SECTION 6.03. Notices. The address to which notice to the Company is to be given pursuant to Section 106 of the Indenture, from and after the date of this Second Supplemental Indenture, shall be:

                          A I M Management Group Inc.
                          11 Greenway Plaza, Suite 1919
                          Houston, TX  77046-1173
                          Attention:  President

         with a copy to:

                          A I M Management Group Inc.
                          11 Greenway Plaza, Suite 1919
                          Houston, TX  77046-1173
                          Attention:  General Counsel

         SECTION 6.04. Governing Law. This Second Supplemental Indenture shall be governed by and construed in accordance with the internal laws of the State of New York, without regard to the conflicts of laws rules thereof.

         SECTION 6.05. Successors. All agreements of the Company, the Guarantor and the Trustee in this Second Supplemental Indenture shall bind their respective successors.

         SECTION 6.06. Effective Date. This Second Supplemental Indenture shall become a legally effective and binding instrument upon the execution and delivery hereof by all parties hereto.





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         SECTION 6.07.  Counterparts.  This Second Supplemental Indenture may
be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

         IN WITNESS WHEREOF, the parties hereto have caused this Second Supplemental Indenture to be duly executed and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.


[Corporate Seal]                        A I M MANAGEMENT GROUP INC.


ATTEST:
                                        By /s/ ROBERT H. GRAHAM
/s/ CAROL F. RELIHAN                       ----------------------------------
----------------------------------         President
Title: Secretary


[Corporate Seal]                        A I M ADVISORS, INC.


ATTEST:
                                        By /s/ ROBERT H. GRAHAM
/s/ CAROL F. RELIHAN                       ----------------------------------
----------------------------------         President
Title: Secretary


[Corporate Seal]                        FLEET NATIONAL BANK,
                                        as Trustee

ATTEST:
                                        By /s/ SUSAN T. KELLER
ILLEGIBLE                                  ----------------------------------
----------------------------------         Vice President
Title: Assistant Vice President




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STATE OF TEXAS                    :
                                  :        ss
COUNTY OF HARRIS                  :

         On this 28th day of February, 1997, before me personally came
Robert H. Graham, to me known, who, being by me duly sworn, did depose and say that he resides at Houston, Texas, that he is President of A I M Management Group Inc., one of the corporations described in and which executed the above instrument; that he knows the corporate seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation; and that he signed his name thereto by like authority.


                                              /s/ EVA L. BENCZE
                                         ----------------------------------
                                                  Notary Public

Notary Seal



STATE OF TEXAS                    :
                                  :        ss
COUNTY OF HARRIS                  :

         On this 28th day of February, 1997, before me personally came
Robert H. Graham, to me known, who, being by me duly sworn, did depose and say that he resides at Houston, Texas, that he is President of A I M Advisors, Inc., one of the corporations described in and which executed the above instrument; that he knows the corporate seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation; and that he signed his name thereto by like authority.


                                              /s/ EVA L. BENCZE
                                         ----------------------------------
                                                  Notary Public


Notary Seal





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STATE OF CONNECTICUT                    :
                                        :        ss
COUNTY OF HARTFORD                      :

         On this 28th day of February, 1997, before me personally came
Susan T. Keller, to me known, who, being by me duly sworn, did depose and say that she resides at 41 Pleasant St West Hartford, CT, that she is Vice-President of Fleet National Bank, one of the entities described in and which executed the above instrument; that she knows the corporate seal of said entity; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said entity; and that she signed her name thereto by like authority


                                         /s/ DAWN P. HEINTZ
                                         -------------------
                                             Notary Public


Notary Seal





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